SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:    August 2, 2001

DOT COM ENTERTAINMENT GROUP, INC.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

0-26597
(Commission File Number)

58-2466312
(IRS Employer Identification No.)

150 Randall Street, Oakville, Ontario
(Address of principal executive offices)

L6J 1P4
(Zip Code)

(905-337-8524)
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Item 4.             Change in Registrant's Certifying Accountant.

1.	On August 2, 2001, the Company was notified that the firm of Freed Maxick Sachs & Murphy, PC, which had previously merged with McGladrey & Pullen, LLP on November 1, 2000, elected to demerge from McGladrey & Pullen, LLP effective August 1, 2001 and that McGladrey & Pullen, LLP would no longer be the auditor for the Registrant. This demerged firm, which is newly named Freed Maxick & Battaglia, CPAs, PC, was appointed as the Registrant's new auditor.

2.	The auditor's report from McGladrey & Pullen, LLP for the Registrant's fiscal year ended December 31, 2000 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

3.	The decision to engage Freed Maxick & Battaglia, CPAs, PC was approved by the Registrant's board of directors.

4.	During the Registrant's most recent fiscal year and the subsequent interim period preceding the change, there have been no disagreements with McGladrey & Pullen, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

The Registrant has requested McGladrey & Pullen, LLP to furnish a letter addressed to the Commission stating whether it agrees with the statements made in this Item. Such letter is included as an exhibit to the Form 8-K.

Item 7.            Financial Statements and Exhibits.

(c)	The following exhibit is furnished with this Report:

Exhibit No. 16	Description Letter of McGladrey & Pullen, LLP

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOT COM ENTERTAINMENT GROUP, INC. (Registrant)
Date: August 2, 2001	By: /s/ Andre Kern Name: Andre Kern Title: Chief Financial Officer